                                                                     EXHIBIT 3.8

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                  TALTON TELECOMMUNICATIONS OF CAROLINA INC.



                                   ARTICLE I

                                    OFFICES
                                    -------

  SECTION 1.  PRINCIPAL OFFICE.  The principal office of the Corporation shall
  ---------   ----------------
be in the County of Dallas, State of Texas.

  SECTION 2.  OTHER OFFICES.  The Corporation also may have offices at such
  ---------   -------------
other places both within and without the State of Alabama as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II

                                 STOCKHOLDERS

  SECTION 1.  TIME AND PLACE OF MEETING.  Meetings of the stockholders shall be
  ---------   -------------------------
held at such times and at such places, within or without the State of Alabama, as shall be determined by the Board of Directors.

  SECTION 2.  ANNUAL MEETINGS.  Annual meetings of stockholders shall be held on
  ---------   ---------------
the second Friday of the first month of each fiscal year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 A.M., at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. The date of the annual meeting of the stockholders may be held on a date different than that given above if the Board so determines, and so states in the notice of the meeting or in a duly executed waiver thereof.

  SECTION 3.  SPECIAL MEETINGS.  Special meetings of the stockholders may be
  ---------   ----------------
called at any time by the Chief Executive Officer, President or the Board of Directors, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of not less than 25% of all the shares issued, outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

  SECTION 4.  NOTICE OF MEETINGS.  Whenever stockholders are required or
  ---------   ------------------
permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation, as amended or restated from time to time (the "Certificate of Incorporation"), or
                                            ----------------------------
these Bylaws, the written notice of any meeting shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

  SECTION 5.  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.  In order
  ---------   -------------------------------------------------------
that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not (unless otherwise provided for herein) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for the adjourned meeting.

  SECTION 6.  LIST OF STOCKHOLDERS ENTITLED TO VOTE.  The Secretary shall
  ---------   -------------------------------------
prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or proxy at any meeting of stockholders.

  SECTION 7.  QUORUM.  The holders of issued and outstanding shares of capital
  ---------   ------
stock entitled to cast a majority of all votes, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Certificate of Incorporation or by the General Corporation Law of the State of Alabama (herein called the "Act"). If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the stockholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of stockholders as to leave less than a quorum.

  SECTION 8.  VOTING.  When a quorum is present at any meeting, a majority of
  ---------   ------
votes cast by the holders of the shares present or represented by proxy at such meeting and entitled to vote shall unless otherwise provided for in the Certificate of

Incorporation or in the Shareholders Agreement (as defined in Article X) be the act of the stockholders.

  Except as otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power held by such stockholder. At each election for directors every stockholder shall be entitled to vote, in person or by proxy, the number of votes represented by shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is prohibited by the Certificate of Incorporation. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

  Shares registered in the name of another corporation may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

  Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.

  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

  Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

  SECTION 9.  PRESENCE AT MEETINGS BY MEANS OF COMMUNICATION EQUIPMENT.
  ---------   --------------------------------------------------------
Stockholders may be present at a meeting of stockholders in person or by proxy (and, if present by proxy, may participate in such meeting of stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other).

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

  SECTION 1.  NUMBER OF DIRECTORS.  Subject to the terms of the Certificate of
  ---------   -------------------
Incorporation, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than 2 or more than 11. Until otherwise fixed by resolution of the Board of Directors, the number of directors shall be as stated in the Certificate of Incorporation of the Corporation. Except as otherwise provided in the Certificate of Incorporation, no decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director shall hold office until (i) his successor is elected and qualified, (ii) he dies, (iii) he resigns, or (iv) he is removed. Directors need not be residents of the State of Alabama or stockholders of the Corporation.

  SECTION 2.  VACANCIES.  Subject to other provisions of this Section and the
  ---------   ---------
Shareholders Agreement (as defined in Article XI) the following provisions shall apply. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 10 of this Article III. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by unanimous vote of the existing directors.

  SECTION 3.  GENERAL POWERS.  The business of the Corporation shall be managed
  ---------   --------------
by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things, as are not by the Act, the Certificate of Incorporation, the Shareholders Agreement or these Bylaws directed or required to be exercised or done by the stockholders.

  SECTION 4.  PLACE OF MEETINGS.  The Board of Directors of the Corporation may
  ---------   -----------------
hold meetings, both regular and special, either within or without the State of Alabama.

  SECTION 5.  ANNUAL MEETINGS.  The first meeting of each newly elected Board of
  ---------   ---------------
Directors shall be held, without further notice, immediately following the annual meeting of stockholders at which such directors were elected, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.

  SECTION 6.  REGULAR MEETINGS.  Regular meetings of the Board of Directors
  ---------   ----------------
shall be held without special notice at such time and at such place as shall from time to time be determined by the Board of Directors.

  SECTION 7.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may
  ---------   ----------------
be called by or at the request of the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of three of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

  SECTION 8.  NOTICE OF SPECIAL MEETINGS.  Notice of any special meetings shall
  ---------   --------------------------
be given at least 2 Business Days previous thereto if given either personally (including written notice delivered personally or telephone notice) or by telegram, and at least 2 Business Days previous thereto if given by written notice mailed to each director at the address of his business or residence. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed in the above-specified manner, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. For purposes hereof, "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York, New York, and shall also include any legal holiday on which the National Market System of the National Association of Securities Dealers Automated Quotation System is open for trading on a regular basis.

  SECTION 9.  WAIVER OF NOTICE.  Any director may waive notice of any meeting,
  ---------   ----------------
as provided in Article IV, Section 2, of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

  SECTION 10.  QUORUM AND VOTING.
  ----------   -----------------

  (a) At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed by Article III, Section 1, of these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the

Board of Directors, except as may be otherwise specifically provided by the Act, the Certificate of Incorporation, these Bylaws, or as otherwise provided in
Section 10(b) below. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

  (b) As expressly provided in the Shareholders Agreement, for so long as the CIBC Holders (as defined in the Shareholders Agreement) shall have the right under the Shareholders Agreement to designate any directors, in regard to a meeting of the Board of Directors, a quorum of the Board of Directors shall not be deemed to exist unless at least one (1) director designated by CIBC is a part of such quorum; provided, however, if there would have otherwise been a quorum but for the absence of a CIBC-designated director, a majority of directors present for such meeting may adjourn the meeting and send a special notice to the CIBC-designated director(s) and the other directors not in attendance at the meeting setting a date for reconvening the meeting of the Board of Directors at least three (3) Business Days after the meeting as to which no quorum existed by virtue of the absence of a CIBC-designated director was adjourned, and the Board of Directors may reconvene at such time and conduct business if a quorum is otherwise present, regardless of whether a CIBC-designated director is in attendance. Notwithstanding the foregoing, this Section 10(b) shall not be applicable to a meeting of the Board of Directors to consider a Selling Party's Notice (as defined in the Shareholders Agreement) pursuant to Section 3(b) of the Shareholders Agreement.

  SECTION 11.  CHAIRMAN OF THE BOARD.  The Board of Directors may elect a
  ----------   ---------------------
Chairman of the Board at each annual meeting of the Board of Directors. The Chairman of the Board shall be a director of the Corporation and shall hold office until the annual meeting of the Board of Directors following his election or until his successor is elected and qualified. The Chairman of the Board shall preside at all meetings of the Board of Directors, and, in the absence of the President, at all meetings of the stockholders.

  SECTION 12.  COMMITTEES.  The Board of Directors by resolution passed by a
  ----------   ----------
majority of the whole Board may designate an Executive Committee, to consist of two or more directors, one of whom shall be designated as Chairman, who shall preside at all meetings of such Committee. At any meeting of the Committee a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The designation of such Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Meetings of the Executive Committee may be called and notices given in the same manner as calling and giving notice of special meetings of the Board of Directors. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee, such vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board of Directors.

  The Board of Directors by resolution passed by a majority of the whole Board may designate an Audit Committee to consist of two or more directors, one of whom shall be designated as Chairman, who shall preside at all meetings of such Committee, which Committee shall be responsible for selecting any investment banking firm engaged by the Corporation, and shall perform such other functions as may be provided in such resolutions. The Board of Directors by resolution passed by a majority of the whole Board may designate other committees, each committee to consist of two or more directors, one of whom shall be designated as Chairman and shall preside at all meetings of such committee, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. At any meeting of a committee a majority of the members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. Such committee or committees shall have such name or names as may be designated by the Board of Directors.

  The Executive Committee and all other such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

  SECTION 13.  COMPENSATION OF DIRECTORS. Directors, as such, shall not receive
  ----------   -------------------------
any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee may, by resolution of the Board of Directors, be allowed like compensation for attending meetings.

  SECTION 14.  ACTION BY UNANIMOUS CONSENT.  Any action required or permitted to
  ----------   ---------------------------
be taken at any meeting of the Board of Directors or of a committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Any and all parties dealing with the Corporation shall be entitled to rely on a copy or facsimile of any such written consent rather than an original thereof.

  SECTION 15.  PRESENCE AT MEETINGS BY MEANS OF COMMUNICATION EQUIPMENT.
  ----------   --------------------------------------------------------
Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE IV

                                    NOTICES
                                    -------

  SECTION 1.  FORM OF NOTICE.  Whenever, under the provisions of the Act, the
  ---------   --------------
Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given, such notice shall be given in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the Corporation, provided, that such notice as is required to be given to any director also may be given either personally (including written notice delivered personally or telephone notice) or by telegram. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mail addressed in the above-specified manner, with postage thereon prepaid.

  SECTION 2.  WAIVER.  Whenever any notice is required to be given to any
  ---------   ------
director or stockholder of the Corporation under the provisions of the Act, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.


                                   ARTICLE V

                                   OFFICERS
                                   --------

  SECTION 1.  GENERAL.  The elected officers of the Corporation shall be a Chief
  ---------   -------
Executive Officer, a President, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary and a Treasurer. The Board of Directors by resolution may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices may be held by the same person, and the offices of President and Secretary may be held by the same person.

  SECTION 2.  ELECTION.  The Board of Directors at its first meeting after each
  ---------   --------
annual meeting of the stockholders shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board when in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointments of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

  SECTION 3.  CHIEF EXECUTIVE OFFICER AND PRESIDENT.  The Chief Executive
  ---------   -------------------------------------
Officer shall have the powers of chief executive officer of the Corporation, and as chief executive officer shall have general supervision of the affairs of the Corporation and shall have general and active control of all of its business.

  The Chief Executive Officer shall preside at all meetings of the stockholders and Board of Directors. He shall have authority to execute bonds, deeds, contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have supervisory power over him, any officer subordinate to the Chief Executive Officer, and, in general, to exercise all the powers usually appertaining to the office of Chief Executive Officer of a corporation, except as otherwise provided in these Bylaws.

  The President may be Chief Executive Officer if so designated by the Board of Directors. If not, he shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board of Directors and, in the absence or disability of the Chief Executive Officer, he shall have the powers and perform the duties of the Chief Executive Officer, except to the extent that the Board of Directors shall have otherwise provided.

  SECTION 4.  VICE PRESIDENTS.  The Vice President or, if there be more than
  ---------   ---------------
one, the Vice Presidents, shall perform all such duties and services as shall be assigned to or required of them from time to time by the Board of Directors, the Executive Committee, and the President.

  SECTION 5.  SECRETARY AND ASSISTANT SECRETARIES.  The Secretary shall attend
  ---------   -----------------------------------
all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer, which may be in facsimile. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the Secretary of a corporation.

  Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall assist the Secretary, and in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

  SECTION 6.  TREASURER AND ASSISTANT TREASURERS.  The Treasurer shall be the
  ---------   ----------------------------------
chief financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the finances of the Corporation. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall cause to be recorded a statement of all receipts and disbursements of the Corporation in order that proper entries may be made in the books of account. The Treasurer shall have the power to sign stock certificates, to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges for all payments to the Corporation. He shall be responsible for all terms of credit granted by the Corporation and for the collection of all its accounts. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property or whatever kind in his possession or under his control belonging to the Corporation.

  Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall assist the Treasurer, and in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers deemed necessary in order to assist the Treasurer, and in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may prescribed from time to time.

  SECTION 7.  BONDING.  If required by the Board of Directors, all or certain of
  ---------   -------
the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.


                                  ARTICLE VI

                       CERTIFICATES REPRESENTING SHARES
                       --------------------------------

  SECTION 1.  FORM OF CERTIFICATES.  The Corporation shall deliver certificates
  ---------   --------------------
representing all shares to which stockholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Alabama; the name of the registered holder; the number, class of shares and the designation of the series, if any, which said certificate represents; and either the par value of the shares or a statement that the shares are without par value. Each certificate shall also set forth on the back thereof, a full or summary statement of matters required by the Act or the Certificate of Incorporation to be described on certificates representing shares, and shall contain a statement on the face thereof referring to the matters set forth on the back thereof.

Certificates shall be signed by the Chief Executive Officer, President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may be adopted, nevertheless, by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

  SECTION 2.  RESTRICTIONS ON TRANSFERABILITY OF SHARES.  In the event any
  ---------   -----------------------------------------
restriction on the transfer, or registration of the transfer of shares, shall be imposed or agreed to, by the Corporation, as permitted by law, each certificate representing shares so restricted shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or shall set forth such statement on the back of the certificate and conspicuously state on the face or back of the certificate that such restriction exists pursuant to a specified document and that the Corporation will furnish to the holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document.

  SECTION 3.  LOST CERTIFICATES.  The Corporation may direct that a new
  ---------   -----------------
certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such form, in such sum, and with such surety or sureties as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

  SECTION 4.  TRANSFER OF SHARES.  Shares of stock shall be transferable on the
  ---------   ------------------
books of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Certificate of Incorporation of the Corporation, these Bylaws or any agreement among stockholders to which the Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  SECTION 5.  REGISTERED STOCKHOLDERS.  The Corporation shall be entitled to
  ---------   -----------------------
recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------

  The Corporation shall indemnify any person (and the heirs, executors and administrators of such person) who was or is an officer or director of the Corporation or was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  The Corporation shall indemnify any person who was or is an officer or director of the Corporation or was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  The terms "liability" and "all expenses" shall include, but shall not be limited to, legal fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee. Any expenses incurred by a director, officer or employee with respect to any claim, action, suit or proceeding of the character described above may be advanced prior to the final disposition thereof upon receipt of an agreement by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under the provisions of this
Article VII.

  Any director or officer (and the heirs, executors and administrators of such director or officer) who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described above shall be entitled to indemnification as a matter of right. Any indemnification hereunder (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstance because he has met the applicable standard of conduct described above. Such determination shall be made if permitted by the General Corporation Law of the State of Alabama upon the receipt from the person seeking indemnification of his written affirmation that he has met the requisite standard of conduct necessary for indemnification and his written understanding that he will repay such advanced sums if it is ultimately determined that he has not met those requirements. If not permitted by the General Corporation Law of the State of Alabama, by a vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion.

  The Corporation shall pay the expenses incurred by any person in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VII or otherwise.

  If a claim for indemnification for payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

  The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

  The Corporation's obligation to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

  The Corporation shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent against all liability and expense that may be incurred by him in such capacity and in any other capacity in which he served at the request of the Corporation, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

  The rights of indemnification provided for in this Article VII shall be in addition to any rights to which any such director or officer may be entitled under the General Corporation Law of the State of Alabama, including any agreement, vote of stockholders and the Certificate of Incorporation.


                                 ARTICLE VIII

                              GENERAL PROVISIONS
                              ------------------

  SECTION 1.  DIVIDENDS.  Dividends upon the outstanding shares of the
  ---------   ---------
Corporation, subject to the provisions of the Act, the Certificate of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the

Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than 20 Business Days prior to the payment of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

  SECTION 2.  RESERVES.  There may be created by a resolution of the Board of
  ---------   --------
Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purposes as the Board of Directors shall deem beneficial to the Corporation, and the Board of Directors may modify or abolish any reserve in the same manner in which it was created.

  SECTION 3.  FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by
  ---------   -----------
resolution of the Board of Directors.

  SECTION 4.  SEAL.  The Corporation shall have a seal which may be used by
  ---------   ----
causing it or a facsimile thereof to be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by its proper officers.

  SECTION 5.  ANNUAL STATEMENT.  The Board of Directors shall present at each
  ---------   ----------------
annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

  SECTION 6.  CHECKS.  All checks or demands for money and notes of the
  ---------   ------
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

  SECTION 7.  VOTING SECURITIES OWNED BY CORPORATION.  Voting securities in any
  ---------   --------------------------------------
other corporation held by this Corporation shall be voted by the President or any Vice President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies with the general power of substitution.

  SECTION 8.  RESIGNATION.  Any director, officer, employee or agent of the
  ---------   -----------
Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.


                                  ARTICLE IX

                             AMENDMENTS TO BYLAWS
                             --------------------

  These Bylaws may be altered, amended, modified or repealed, or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the Directors present at such meeting.


                                   ARTICLE X

                SHAREHOLDERS AGREEMENT AND RESTATED CERTIFICATE
                -----------------------------------------------

  Reference is hereby made to that certain Shareholders Agreement (herein so called) dated December 27, 1996 by and among Talton Holdings, Inc. and its stockholders and warrant holders and the Certificate of Incorporation. In the event of a conflict or inconsistency between the terms of these Bylaws and the terms of the Shareholders Agreement, the terms of the Shareholders Agreement shall control. In the event of a conflict or inconsistency between the terms of these Bylaws and the terms of the Certificate of Incorporation, the terms of the Certificate of Incorporation shall control.